SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 30, 2011, Lyondell Chemical Company (“Lyondell”), a wholly owned subsidiary of LyondellBasell Industries N.V., delivered to Wilmington Trust FSB, as trustee (“Trustee”) under the Indenture dated as of April 8, 2010, as supplemented to date (the “Indenture”), notice (the “Notice”) of Lyondell’s intention to redeem $202,500,000 aggregate principal amount of its 8% Senior Secured Notes due 2017 (the “Dollar Notes”) and €33,750,000 aggregate principal amount of its 8% Senior Secured Euro Notes due 2017 (the “Euro Notes” and, collectively with the Dollar Notes, the “Notes”).
     As provided in the Indenture, the redemption price will be 103% of the aggregate principal amount redeemed. The redemption date is May 2, 2011. After this redemption, the aggregate principal amount of the Dollar Notes and the Euro Notes outstanding will be $1,822,500,000 and €303,750,000, respectively.
     A copy of the Notice delivered to Trustee is attached as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Notice by Lyondell Chemical Company to Wilmington Trust FSB dated March 30, 2011, announcing its intent to redeem 8% Senior Secured Notes due 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: April 1, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

99.1	Notice by Lyondell Chemical Company to Wilmington Trust FSB dated March 30, 2011, announcing its intent to redeem 8% Senior Secured Notes due 2017.